UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

May 1, 2015
Date of Report (Date of earliest event reported)

STEWART INFORMATION SERVICES CORPORATION
_____________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-02658	74-1677330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1980 Post Oak Blvd. Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  713-625-8100

N/A
_____________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 1, 2015, Stewart Information Services Corporation (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, 22,423,415 shares of the Company’s common stock were present in person or by proxy and 1,050,012 shares of the Company’s Class B common stock were present in person or by proxy.  The stockholders voted on four proposals and cast their votes as described below.

Proposal No. 1

The Company’s common stockholders elected five of the Company’s nine directors and the Company’s Class B stockholders elected the remaining four of the Company’s nine directors, as set forth below:

	For	Withheld	Broker Non-Votes
Election of Directors by Common Stockholders
Arnaud Ajdler	20,956,228	471,239	995,948
Glenn C. Christenson	21,243,054	184,413	995,948
Robert L. Clarke	19,325,429	2,102,038	995,948
Laurie C. Moore, aka Laurie Moore-Moore	19,242,258	2,185,209	995,948
James Chadwick	21,000,542	426,925	995,948

Election of Directors by Class B Common Stockholders
Thomas G. Apel	1,050,012	0	0
Frank Keating	1,050,012	0	0
Malcom S. Morris	1,050,012	0	0
Stewart Morris, Jr.	1,050,012	0	0

Proposal No. 2

The Company’s stockholders cast their votes in favor of the advisory resolution regarding the compensation of the Company’s named executive officers as set forth below:

For	Against	Abstentions	Broker Non-Votes
22,064,988	379,640	32,851	995,948

Proposal No. 3

The Company’s stockholders ratified the appointment of KPMG LLP as the Company’s independent auditors for 2015 as set forth below:

For	Against	Abstentions
23,271,102	132,231	70,094

Proposal No. 4

The Company’s stockholders cast their votes in favor of the advisory resolution regarding the conversion of the Class B Stock into Common Stock as set forth below:

For	Against	Abstentions	Broker Non-Votes
20,527,469	1,416,753	533,257	995,948

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART INFORMATION SERVICES CORPORATION

By: /s/ J. Allen Berryman
J. Allen Berryman, Chief Financial Officer, Secretary, Treasurer and Principal Financial Officer

Date: May 1, 2015

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